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                                                                    EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


        We hereby consent to the use of our report dated February 6, 1998 on the consolidated financial statements of Mercantile Bank Corporation for the period ended December 31, 1997, to be included within the Registration Statement on Form SB-2 and Prospectus of Mercantile Bank Corporation. We also consent to the use of our name as "Experts" in the Prospectus.




                                       /s/ Crowe, Chizek and Company LLP

Grand Rapids, Michigan
June 10, 1998